UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Atheros Communications, Inc.

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Filed by Atheros Communications, Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: Atheros Communications, Inc.

Commission File No.: 0-50534

Article published in Bloomberg Businessweek on January 5, 2011.

Silicon Valley’s Other Craig (Barratt) Cashes In

Wireless chipmaker Atheros is sold to Qualcomm for $3.1 billion

By Ashlee Vance

If conventional wisdom had its way, Atheros Communications (ATHR) would have ended up as yet another mound of chip startup roadkill. Not only did it seek to do something new, risky, and expensive with its wireless chip offerings, but it brushed up against Intel (INTC) and its near-bottomless coffers. Far from going on life support, Atheros survived—and did well enough to tempt Qualcomm (QCOM) into acquiring it for $3.1 billion in cash.

After a day of rumors, Qualcomm confirmed the purchase on Jan. 5. It paid $45 per share, a 29 percent premium over Atheros’ average trading price during the last month. The deal is Qualcomm’s biggest ever and gives the mobile technology giant a direct path to expansion in a number of growing markets, including Wi-Fi, Bluetooth, GPS, and systems that let Internet data flow through home electrical networks, known as powerline networking.

In announcing the acquisition, Qualcomm’s chief executive officer, Paul E. Jacobs, noted that Atheros delivers a sales force and wealth of products aimed at consumer electronics and home networking. He says such technology will complement Qualcomm’s Snapdragon chip, which sits inside many of the flashiest smartphones based on Google’s (GOOG) Android software, and create demand for new devices based on the chip.

Like so many Silicon Valley startups, Atheros can trace its roots to the engineering department at Stanford University. Professor Teresa H. Meng and Stanford’s current president, John Hennessy, formed the company in 1998 to build chips capable of shuttling information across wireless spectrum.

INTEL COMPETITION

Atheros found itself as a leader in the burgeoning market for Wi-Fi communications. That was the good news. The bad news was that Intel came to see Wi-Fi as a way to build demand for laptops running its chips. Intel started bundling Wi-Fi functionality with existing chips through its Centrino brand, undercutting Wi-Fi specialists such as Atheros in part by pouring hundreds of millions of dollars into marketing.

That looked like “it was going to kill us,” said Craig H. Barratt, Atheros’ CEO, during a recent interview before the acquisition was announced. “Here was the world’s biggest chip company saying they would take their versions of your technology and bundle it.”

An Australian-born alum of Stanford, Barratt has spent years suffering through jokes about his standing as the “lesser” Craig in the chip game. Intel’s former chief executive and chairman, Craig R. Barrett, who led the company’s assault on Atheros, stole much of the attention. (The ultimate indignity came when, because of a publisher’s mixup, Craig Barrett started receiving royalty checks for a book penned by Craig Barratt. “He figured out the problem and sent the checks back to me,” Barratt said.)

Atheros survived Intel’s notoriously aggressive campaigns by staying at the cutting edge of the ever-evolving Wi-Fi technology and piggybacking on Intel’s marketing heft. The upstart consistently rolled out new chips offering the latest speed advances while Intel moved at the slower pace of a mammoth integrator. Intel’s Centrino marketing blitz depicted, among other things, people blissfully checking e-mail from the beach. They trained consumers and hotels, coffee shops, and airports to crave Wi-Fi—and unintentionally built a bigger market for Atheros. “The irony is that Intel made Atheros in a way,” Barratt says.

Intel has since pulled back from its Centrino program and turned its attention to areas such as security and graphics. Barratt sees it as a concession of sorts. “Even the biggest chip company in the world cannot afford to give away products forever,” he says. Today, chips from Atheros sit inside computers from all of the major PC makers, particularly in lower-end and midrange machines.

CONSUMER ELECTRONICS WAVE

Atheros also has ridden the latest consumer electronics wave by adding wireless functions to products ranging from Amazon.com’s (AMZN) Kindle to home routers and cell phones. In recent years, the company has started to diversify away from Wi-Fi by designing its own Bluetooth technology for short-range communications and making acquisitions in the GPS and Internet-over-powerline markets. It’s part of a big bet on the so-called Internet of Things in which all manner of devices, from laptops to washing machines and even shoes, will broadcast their whereabouts and activities to the network.

Even before the acquisition rumors, Wall Street was enthusiastic about the changes: Atheros shares surged from $24.58 last September to $35 earlier this month. In its third quarter, Atheros posted a 58 percent year-over year rise in revenue to $247.1 million.

For Qualcomm, which has also benefited as the market for smartphones exploded, Atheros is a means of expanding into new businesses. “There is not a whole lot of overlap,” says Tore Svanberg, the senior chip analyst at Stifel Nicolaus Research (SF). “All of the areas Atheros is playing in could be instrumental to Qualcomm’s growth. They are very complementary.”

The bottom line: Atheros built a profitable niche with its wireless chips. Its $3.1 billion sale to Qualcomm will help the latter expand beyond smartphones.

With Ian King. Vance is a reporter for Bloomberg News.

Additional Information and Where to Find It

Atheros will file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the proposed merger with T Merger Sub, Inc. (the “Merger”), pursuant to which Atheros would be the surviving corporation and become a wholly owned subsidiary of Qualcomm. Investors and stockholders are urged to read the proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information regarding Qualcomm, Atheros, the proposed Merger, the persons soliciting proxies in connection with the proposed Merger on behalf of Atheros and the interests of those persons in the proposed Merger and related matters. Atheros intends to mail the proxy statement to its stockholders as soon as practicable. Investors and stockholders will be able to obtain a copy of the proxy statement (when available) and other documents filed by Atheros with the SEC free of charge at the Web site maintained by the SEC at http://www.sec.gov. In addition, documents filed with the SEC by Atheros are available free of charge by contacting Atheros Investor Relations (David Allen, 408-830-5762).

Participants in Solicitation

Atheros, and its directors, executive officers, and employees may be deemed to be participants in the solicitation of proxies from the Atheros stockholders in connection with the proposed Merger and related items. Information regarding the directors and executive officers of Atheros and their ownership of Atheros stock is set forth in Atheros’ proxy statement for Atheros’ 2010 annual meeting of stockholders, which was filed with the SEC on April 7, 2010. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed transaction, and a description of their direct and indirect interests in the proposed transaction, which may differ from the interests of Atheros stockholders generally, will be set forth in the proxy statement to be filed in connection with the proposed Merger. Investors may obtain additional information regarding the interests of those participants by reading the proxy statement when it becomes available.

Note on Forward-Looking Statements

Certain statements in this communication, including, but not limited to, statements regarding the expected benefits of the transaction; any statements regarding product development, product extensions, product integration or product marketing; and any statements of assumptions underlying any of the foregoing are forward-looking statements within the meaning of the Private Securities Reform Act of 1995 that are subject to risks and uncertainties that could cause results to be materially different than those discussed in these forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that the anticipated benefits of the proposed merger may not be realized; that the merger will not be consummated; failure to receive regulatory or stockholder approval for the acquisition; risks associated with acquisitions, including the ability to successfully integrate technologies, employees and operations; diversion of management’s attention and retaining key employees; and other risks detailed from time to time in the reports Atheros files with the Securities and Exchange Commission including Atheros’ Form 10-K for the year ended December 31, 2009 and Form 10-Q for the quarter ended September 30, 2010. Copies of reports

Atheros files with the SEC are posted on its Web site and are available from Atheros without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, Atheros disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.